                                                     REGISTRATION NO. 333-______

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 4, 2006


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                        MONADNOCK COMMUNITY BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

              FEDERAL                                  42-1634975
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                                ONE JAFFREY ROAD
                        PETERBOROUGH, NEW HAMPSHIRE 03458
                    (Address of Principal Executive Offices)

                             WILLIAM M. PIERCE, JR.
                                ONE JAFFREY ROAD
                        PETERBOROUGH, NEW HAMPSHIRE 03458
                     (Name and Address of Agent for Service)

                              --------------------

            MONADNOCK COMMUNITY BANCORP, INC. 2005 STOCK OPTION PLAN
      MONADNOCK COMMUNITY BANCORP, INC. 2005 RECOGNITION AND RETENTION PLAN
                            (Full Title of the Plans)

                                   Copies to:

         William M. Pierce, Jr.                Richard S. Garabedian, Esquire
  President and Chief Executive Officer         Luse Gorman Pomerenk & Schick
    Monadnock Community Bancorp, Inc.            A Professional Corporation
            One Jaffrey Road                5335 Wisconsin Ave., N.W., Suite 400
    Peterborough, New Hampshire 03458              Washington, D.C.  20015
             (603) 924-9654                            (202) 274-2000
      (Name, Address and Telephone
      Number of Agent for Service)

                              --------------------

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

                                     CALCULATION OF REGISTRATION FEE

=========================== ================== ================== ================== ==================

         Title of                                  Proposed            Proposed
        Securities                Amount            Maximum             Maximum          Amount of
          to be                   to be          Offering Price        Aggregate       Registration
        Registered            Registered (1)       Per Share        Offering Price          Fee
--------------------------- ------------------ ------------------ ------------------ ------------------
Common stock, par value
$0.01 per share                   42,900 (2)       $8.38 (3)            $359,502            $38
--------------------------- ------------------ ------------------ ------------------ ------------------

Common stock, par value
$0.01 per share                    3,141 (4)       $9.50 (5)             $29,840             $3
--------------------------- ------------------ ------------------ ------------------ ------------------

Common stock, par value
$0.01 per share                   18,400 (6)       $9.50 (5)            $174,800            $19
--------------------------- ------------------ ------------------ ------------------ ------------------

Common stock, par value
$0.01 per share                       16 (7)       $9.50 (5)                $152             $1
--------------------------- ------------------ ------------------ ------------------ ------------------

         Totals                   64,457                                $564,142            $61
=========================== ================== ================== ================== ==================

--------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Monadnock Community Bancorp, Inc. 2005 Stock Option Plan (the "Stock Option Plan") and the Monadnock Community Bancorp, Inc. 2005 Recognition and Retention Plan (the "Recognition Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Monadnock Community Bancorp, Inc. pursuant to 17 C.F.R.
        Section 230.416(a).
(2) Represents the number of shares of common stock currently reserved for issuance under the Stock Option Plan for any stock options that have been granted.
(3)     Determined by the exercise price of options pursuant to 17 C.F.R.
        Section 230.457(h)(1).
(4) Represents the number of shares of common stock currently reserved for issuance under the Stock Option Plan for any future stock option grants.
(5) Determined by reference to the fair market value of the common stock on December 30, 2005, pursuant to 17 C.F.R. Section 230.457(c).
(6) Represents the number of shares of restricted stock that have been previously awarded under the Recognition Plan
(7) Represents the number of shares of common stock available for award of restricted stock under the Recognition Plan.

        This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

ITEMS 1 AND 2. PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Monadnock Community Bancorp, Inc. 2005 Stock Option Plan (the "Stock Option Plan") and the Monadnock Community Bancorp, Inc. 2005 Recognition and Retention Plan (the "Recognition

Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

        Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents previously or concurrently filed by Monadnock Community Bancorp, Inc., a federal corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

        a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (Commission File No. 000-50810), filed with the Commission on March 24, 2005 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

        b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the year covered by the Annual Report on Form 10-KSB referred to in (a) above; and

        c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on June 22, 2004 (Commission File No. 000-50810).

        All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Annual Report on Form 10-KSB to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Annual Report on Form 10-KSB.

        The Company shall furnish without charge to each person to whom the Annual Report is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to William M. Pierce, Jr., President and Chief Executive Officer, Monadnock Community Bancorp, Inc., One Jaffrey Road, Peterborough, New Hampshire 03458, telephone number (603) 924-9654.

        All information appearing in this Registration Statement and the Annual Report on Form 10-KSB is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 545.121 of the Office of Thrift Supervision (OTS) regulations provides indemnification for directors and officers of the Monadnock Community Bank. Although there are no indemnification provisions in the charter and bylaws of the Registrant, all the directors and officers of the Registrant hold the same position with Monadnock Community Bank and have indemnification under OTS Regulations as described below.

        Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

(a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

        (i) Any amount for which that person becomes liable under a judgment in such action; and

        (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

        (i)     Final judgment on the merits is in his or her favor; or

        (ii)    In case of:

                a.      Settlement,
                b.      Final judgment against him or her, or
                c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

(c)     As used in this paragraph:

        (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

        (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

        (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

        (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.



ITEM 8.  LIST OF EXHIBITS.

REGULATION                                                                                REFERENCE TO PRIOR FILING
S-K EXHIBIT                                                                                OR EXHIBIT NO. ATTACHED
  NUMBER                                       DOCUMENT                                             HERETO
  ------                                       --------                                             ------

    4            Form of Common Stock Certificate                                                      *

    5            Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation              Exhibit 5

   10.1          Monadnock Community Bancorp, Inc. 2005 Stock Option Plan                              **

   10.2          Monadnock Community Bancorp, Inc. 2005 Recognition and Retention Plan                 **

   23.1          Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation        Contained in Exhibit 5

   23.2          Consent of Shatswell, MacLeod & Company, P.C.                                    Exhibit 23.2

    24           Power of Attorney                                                        Contained on Signature Page

------------------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 (Registration Number 333-113783) as filed on March 19, 2004, and as amended on April 30, 2004 and May 11, 2004.
** Incorporated by reference to the Company's Proxy Statement relating to the Company's May 12, 2005 annual meeting of stockholders, filed with the Commission on March 24, 2005.

ITEM 9.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

        4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Peterborough, State of New Hampshire, on this 3rd day of January, 2006.

                                               MONADNOCK COMMUNITY BANCORP, INC.


                                         By:   /s/ William M. Pierce, Jr.
                                               ---------------------------------
                                               William M. Pierce, Jr.
                                               President and Chief Executive
                                               Officer
                                               (Duly Authorized Representative)

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of Monadnock Community Bancorp, Inc. (the "Company") hereby severally constitute and appoint William M. Pierce, Jr. as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said William M. Pierce, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of common stock underlying the Monadnock Community Bancorp, Inc. 2005 Stock Option Plan and the Monadnock Community Bancorp, Inc. 2005 Recognition and Retention Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said William M. Pierce, Jr. shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURES                            TITLE                           DATE
          ----------                            -----                           ----

/s/ William M. Pierce, Jr.           President, Chief Executive             January 3, 2006
--------------------------------     Officer and Director (Principal
William M. Pierce, Jr.               Executive Officer)


/s/ Karl F. Betz                     Senior Vice President, Chief           January 3, 2006
--------------------------------     Financial Officer and Treasurer
Karl F. Betz                         (Principal Financial and
                                     Accounting Officer)


/s/ Kenneth A. Christian             Chairman of the Board                  January 3, 2006
--------------------------------
Kenneth A. Christian


/s/ Samuel J. Hackler                Vice Chairman                          January 3, 2006
--------------------------------
Samuel J. Hackler


/s/ Thomas C. LaFortune              Director and Secretary                 January 3, 2006
--------------------------------
Thomas C. LaFortune


/s/ Kenneth R. Simonetta             Director and Assistant Secretary       January 3, 2006
--------------------------------
Kenneth R. Simonetta


                                     Director                               January _, 2006
--------------------------------
Jack Goldstein


                                     Director                               January _, 2006
--------------------------------
Edward J. Shea

                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------

      4             Form of Common Stock Certificate*

      5             Opinion of Luse Gorman Pomerenk & Schick, A Professional
                    Corporation

      10.1          Monadnock Community Bancorp, Inc. 2005 Stock Option Plan**

      10.2          Monadnock Community Bancorp, Inc. 2005 Recognition and
                    Retention Plan**

      23.2          Consent of Shatswell, MacLeod & Company, P.C.

      24 Power of Attorney (contained in the signature page to this Registration Statement).

------------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form SB-2 Registration Number 333-113783) as filed March 19, 2004, and as amended on April 30, 2004 and May 11, 2004.
** Incorporated by reference to the Company's Proxy Statement relating to the Company's May 12, 2005 annual meeting of stockholders, filed with the Commission on March 24, 2005.